UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 18, 2011

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 18, 2011, the Company issued a press release announcing the commencement of an offering of its common stock (the “Offering”). A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

As previously disclosed, the Company is a party to a Commercial Alliance Agreement with ADM Polymer Corporation (“ADM”) which specifies the terms and structure of the relationship between the Company and ADM.  The “Construction Phase” of the commercial alliance will end, and the “Commercial Phase” will begin, upon the achievement of a milestone referred to in the Commercial Alliance Agreement as “First Commercial Sale.”  In connection with proposed Offering, the Company has reaffirmed to potential investors that it expects to meet the First Commercial Sale milestone in 2011.

In addition, in connection the proposed Offering, the Company has provided to potential investors a description of certain risk factors affecting the Company and its business, which are attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Current Report on Form 8-K contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance.  Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for attainment of the First Commercial Sale milestone, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated and are detailed in Metabolix’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 18, 2011
99.2	Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: May 18, 2011	By:	/s/ Joseph D. Hill
Joseph D. Hill
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Press Release dated May 18, 2011.
99.1	Risk Factors